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                                                                   Exhibit 10.24



                              EMPLOYMENT AGREEMENT

         This Agreement is entered into as of the 26th day of July, 1994, by and between STEEL DYNAMICS, INC. ("Employer"), an Indiana corporation, STEEL DYNAMICS HOLDINGS, INC., an Indiana corporation ("Holdings"), and Tracy L. Shellabarger ("Employee").

         In consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                               Term of Employment

         1.1 The Employer hereby hires the Employee and the Employee hereby accepts employment with the Employer for a period of four (4) years, commencing with the first date for which the Employee receives compensation hereunder, subject, however, to prior termination of this Agreement in the event of disability (Section 4.4), death (Section 4.5), or breach (Section 9.1). After the original term, employment hereunder shall be on a month-to-month basis. In the event, however, that employment is thereafter terminated or not renewed by the Employer, without cause within the meaning of Section 9.1, the Employee shall be entitled to receive six (6) months of severance compensation at the base salary rate set forth in Section 3.2.

                                   ARTICLE II

                               Duties of Employee

         2.1 The duties to be performed by the Employee shall be all duties of a chief financial officer, which include (but shall not be limited to) preparing the financial statements and budgets, maintaining or causing to be maintained adequate and current accounts of the properties and business transactions of Employer, monitoring compliance with Employer's financing agreements, being responsible for all financial and accounting matters; and shall include the performance of such duties as Chief Financial Officer of Steel Dynamics, Inc. as may be prescribed from time to time by the Employer's Board of Directors. The Employee shall devote his full business time, skill, energies, business judgment, knowledge and best efforts to the advancement of the best interests of the Employer and the performance of his executive, administrative and operational duties on behalf of the Employer.

         2.2 The duties of the Employee may be changed from time to time by the mutual consent of the Employer and Employee without affecting the other terms or conditions of this Agreement.





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         2.3     At the commencement of his employment and thereafter during the term of this Agreement, the Employee shall perform his duties at such place or places as the Employee and the Employer may agree, including such necessary travel as shall be required.

                                  ARTICLE III

                                  Compensation

         As compensation for services rendered under this Agreement, and in addition to the additional Employee Benefits to which the Employee is entitled pursuant to Article IV, the Employer shall pay to the Employee the following amounts:

         3.1 A one-time payment, in the amount of Thirty Thousand Dollars ($30,000.00).

         3.2 A base salary of One Hundred Ten Thousand Dollars ($110,000.00) per year, payable in periodic installments as shall be mutually agreeable between the parties but not less than monthly payments of Nine Thousand One Hundred Sixty Seven Dollars ($9,167.00).

         3.3 An annual bonus, two-thirds (2/3) of which shall be payable in cash and the balance of one-third (1/3) of which shall be payable in cash or deferred compensation pursuant to such terms and conditions as the parties may mutually agree in advance (and which may include rights to apply all or a portion thereof toward the purchase of Holdings stock under terms and conditions to be prescribed from time to time by Holdings. The annual bonus shall not exceed in the aggregate two hundred percent (200%) of the base salary described in Section 3.2. In order to calculate the amount of such bonus, an annual bonus pool of funds equal to three percent (3%) of the Employer's pre-tax earnings, as determined under generally accepted accounting principles for financial accounting purposes, less an amount equal to ten percent (10%) of the amount determined to constitute the equity investment in the company, shall be placed into such bonus pool. Such bonus pool to be allocated among specifically designated key executive employees, which shall include the Employee, in proportion to their respective base salaries. The designation of key executive employees for bonus pool purposes, in addition to the Employee, shall be made by the Management Committee of the Employer's Board of Directors, with input from the Employee. Any funds not allocated or otherwise in excess of the bonus cap described herein shall revert to unrestricted status.

                 During the original four (4) year employment term, the Employee shall be entitled in any and all events to a bonus of the greater of sixty percent (60%) of his base salary or the amount determined as a result of the foregoing pre-tax earnings formula, regardless of the Employer's profitability.

                 For purposes of this Section 3.3, the amount of the "equity investment" in the company shall be determined in accordance with generally accepted accounting principles, for financial accounting purposes, and shall be calculated on the basis of the total common and





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preferred stockholders' equity as of the beginning of the company's fiscal
(calendar) year for which the bonus is being determined.

                 All cash bonus payments shall be paid on or before April 1 of the year following the Employer's fiscal (calendar) year for which the award is made.

         3.4 In addition to the bonus described above, Employer will pay to Employee an annual bonus of Seventy Thousand Dollars ($70,000.00), so long as the Note (as defined in Section 6.1 below) is outstanding and Employee is employed by Employer. If Employee's employment terminates, as contemplated by Sections 7.1(a), (b), or (c), Employee shall not thereafter be entitled to any additional payments pursuant to this Section 3.4.


                                   ARTICLE IV

                               Employee Benefits

         4.1 Subject only to the Employee's passing of any required physical examinations in connection therewith, the Employer agrees to provide the Employee and his family with major medical health insurance and with long term disability insurance, with terms and in amounts comparable to the other executive officers of the Company, and Employer agrees to provide the Employee with term life insurance in an amount equal to twice the Employee's base salary with double indemnity in the case of death by accident.

         4.2 The Employee shall be entitled to three (3) weeks vacation each year.

         4.3 The Employer shall reimburse and make the Employee whole for the reasonable relocation expenses of the Employee and his family, which reimbursement shall include (but not necessarily be limited to) payment for house sale fix-up expenses not to exceed $1,000.00, reimbursement for expenses of sale of the Employee's home (including title insurance, survey, real estate Commissions, out-of-pocket expenses relating to house hunting, and up to twelve
(12) months interest, insurance and taxes on the Employee's existing home mortgage (or until such earlier time as the Employee shall have sold that home). In addition, the Employer will reimburse and make the Employee whole on any loss on the sale of the Employee's current residence, based on current value; and to determine "current value" the Employee, at the Employer's expense, shall promptly secure a current MAI appraisal of the fair market value of his present home, based upon a proposed sale for cash within a period of twelve (12) months.

         4.4 If, due to physical or mental disability, the Employee shall be unable to perform substantially all of his duties for a continuous period of six (6) months, either the Employee or the Employer may by notice terminate the Employee's employment under this Agreement, effective as of sixty (60) days after the date such notice is given. In the event of termination, however, the Employer agrees to continue paying the Employee an amount equal to and in the





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same periodic installments as his base salary, as provided in Section 3.2, less any amounts payable to the Employee under any benefits paid by Workmen's Compensation, or under any other state disability benefits program, or any other Employer provided disability benefits, including the Employer's long-term disability policy called for by Section 4.1, but only during the remaining period of the original four (4) year term hereof.

         4.5 In the event of the Employee's death, the Employee's employment under this Agreement shall be deemed automatically terminated, effective as of the date of death; provided, however, that the Employer shall thereafter continue paying the Employee's estate or designated beneficiary an amount equal to and in the same periodic installments as his base salary, as provided in Section 3.2, but only during the remaining portion of the original four (4) year term hereof; and provided, further, that there shall be no doubling or overlap of salary continuation payments under both this Section 4.5 and the preceding Section 4.4.

                                   ARTICLE V

                       Reimbursement of Employee Expenses

         5.1 The Employer will reimburse the Employee for reasonable business expenses related to the business of the Employer, including expenditures for entertainment, business promotion, and travel, according to policies and guidelines to be prescribed from time to time by the Board of Directors. The Employee shall be required to furnish to the Employer documentary evidence, as required for tax purposes, containing sufficient information to establish the amount, date, place, and the essential character of the expenditure.

                                   ARTICLE VI

                           Purchase and Sale of Stock

         6.1 Upon execution of this Agreement, Employee will purchase, and Holdings will sell, 10,000 shares of its Common Stock at a price of $75.001 per share. Holdings will deliver to Employee the certificate representing such Common Stock, and Employee will deliver to Holdings a check or wire transfer of funds in the aggregate amount of $10.00 and a promissory note in the form of Exhibit A attached hereto in an aggregate principal amount of $750,000 (the "Note"). Executive's obligations under the Note shall be secured by a pledge of all of the shares of Common Stock to Holdings and in connection therewith Employee shall enter into a pledge agreement in the form of Exhibit B attached hereto.

         6.2 Within 30 days after Employee purchases the Common Stock from Holdings, pursuant to Section 6.1, Employee shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder, in the form of Exhibit C attached hereto.





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         6.3     In connection with the purchase and sale of the Common Stock hereunder, Employee represents and warrants to Holdings that:

                 (i) The Common Stock to be acquired by Employee pursuant to this Agreement will be acquired for Employee's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws, and the Common Stock will not be disposed of in contravention of the 1933 Act or any applicable state securities laws. The certificate representing the Common Stock will bear a legend on the face thereof disclosing such transfer restrictions.

                 (ii) Employee is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Common Stock.

                 (iii) Employee is able to bear the economic risk of his investment in the Common Stock for an indefinite period of time because the Common Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

                 (iv) Employee has had an opportunity to ask questions and receive answers concerning the terms and conditions of his purchase of Common Stock, to inspect and review all material documents relating to Holdings and to the Employer, and to obtain any additional information that he has requested.

                 (v) This Agreement constitutes the legal, valid and binding obligation of Employee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject.

                                  ARTICLE VII

                       Post-Employment Ownership of Stock

         7.1 Limited only until the seventh anniversary of this Agreement, but ending, if sooner, on the date the Common Stock of Holdings is sold in an initial public offering and Holdings' Common Stock is listed on any national securities exchange or quoted on the NASD automated quotation system, should the Employee's employment terminate hereunder, then:





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                 (a)      If termination shall have occurred because the
         Employee voluntarily resigns prior to the Mill Completion, or if termination shall have occurred prior to one year after the date of Mill Completion (the "First Anniversary"), for cause as defined in
         Section 9.1, Holdings shall automatically become entitled to a reconveyance of the Employee's Common Stock, and in exchange therefor and as full consideration for such reconveyance, Holdings shall pay to Employee an amount, payable in cash, equal to the price paid by the Employee for such shares, less any unpaid principal and interest owing under the Note (which Note shall concurrently therewith be canceled
         and returned to Employee).   Holdings shall be entitled to petition
         any court with jurisdiction herein for the appointment of a special master to effect such reconveyance, such grant of authority herein being deemed to constitute, a proxy coupled with an interest.

                 (b) If termination shall have occurred because of the Employee's disability (Section 4.4) or death (Section 4.5) prior to the First Anniversary, or Employee's voluntary resignation, after the date of Mill Completion and prior to the First Anniversary, the Employee (or his estate) shall have the right, but not the obligation, exercisable within one (1) year following termination, to "put" or exchange his Common Stock to Holdings (if, as, and when permitted under applicable state corporate law and any applicable loan agreements or similar restrictions), for a consideration payable in cash, in an amount equal to two (2) years of his base salary, as described in Section 3.2, plus the cancellation of the Note.

                 (c) If termination shall have occurred because of the Employer's termination of Employee's employment, without cause, prior to the First Anniversary, or because of termination by the Employer or the Employee after the First Anniversary, or because of the Employee's disability or death after the First Anniversary, the Employee shall have the right, but not the obligation, exercisable within one (1) year following termination, to "put" or exchange his Common Stock to Holdings (if, as, and when permitted under applicable state corporate law and applicable loan agreements or similar restrictions, and subject, in any event, to the limitations set forth in Section 7.1(d)), for cash, in quarterly installments over a period of two (2) years, with interest at the Employer's prime or "reference" rate for short-term commercial borrowing, for an amount, determined as of the date of termination, and on a share by share basis for each "put" share, equal to the greater of (i) the fair market value of such shares, or (ii) the price paid by the Employee for such shares, in all instances less any unpaid principal and interest owing in respect thereto under the Note (which Note or portion thereof shall concurrently therewith be canceled and returned to Employee). In the event, however, that Holdings is precluded by applicable corporate law or Holdings is precluded by or would be in default under a loan or other covenant from making any payment hereunder, otherwise required by this Section 7.1(c), or if any such payment is required to be deferred, then, Holdings shall not be required to purchase the Shares until such restrictions lapse and at such time interest would also be payable to Employee on such amount for the period Holdings was restricted from making the required payment. Holdings shall use reasonable efforts to





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         effectuate Employee's exercise of the "put" herein, including good faith efforts to obtain the consent of any lender or other party if a covenant or agreement prohibits same or requires such consent. Fair market value of the shares shall be agreed upon by Holdings' board of directors and the Employee. If such parties are unable to agree upon such fair market value within 30 days of notice of any "put" or any "call" pursuant to Section 7.2, fair market value shall be determined by a mutually agreeable appraiser, or if no mutually agreeable appraiser is able to be selected, then by a majority vote of a panel of appraisers one of whom shall be appointed by the Employer, one of whom shall be appointed by the Employee, and the third of whom shall be a certified business valuation professional selected by the other two appraisers.

         For purposes of this Section 7.1 the term "Mill Completion" shall mean the substantial completion of the steel mill and commencement of marketable steel (prime or seconds) production therein.

                 (d) Notwithstanding Section 7.1(c), the Employee shall only have the right to "put" to Employer an amount of Common Stock with a fair market value of up to a cap of $750,000. Any Common Stock not put to the Employer hereunder shall remain the property of Employee.

         7.2 In the event that during the term of this Employment Agreement, or within one (1) year thereafter, the Employee's employment hereunder ends, for any reason, and Employee becomes employed by or for the benefit of a competitor of Employer, Holdings shall have the right to "call" or purchase the Employee's shares, at the same valuation and subject to the same terms and limitations described in Section 7.1(c) and the same rights to compel the reconveyance described in Section 7.1(a).

         7.3 In the event that Employee's employment has not been terminated, as of the earlier of (a) the initial public offering of Holdings' Common Stock, or (b) the fourth anniversary hereof, Holdings agrees that it will forgive in full the principal amount of any remaining indebtedness owed to Holdings under the Note at such time. Should Employee's employment terminate prior thereto, regardless of the reason or by whom initiated, Employee's rights with respect to the Common Stock and obligations with respect to the Note shall be governed by the provisions of Sections 7.1(a), (b), or (c).

                                  ARTICLE VIII

              Employee's Representations, Warranties and Covenants

         The Employee hereby represents, warrants, covenants and agrees, to the best of his knowledge and belief, that:





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         8.1     He is neither a party to nor bound by any contract of
employment and has the full right, power, and authority to enter into this Agreement and to perform his duties and obligations hereunder without breaching or in any manner being in conflict with or in violation of any other agreements, whether employment agreements or otherwise, to which he is a party or by which he is bound.

         8.2 He is neither a party to nor bound by any covenant not to compete or similar covenant which could affect his right to undertake the employment and perform the duties contemplated hereunder.

         8.3 He is neither in possession of nor will he under any circumstances disclose to or employ for the benefit of Employer or Holdings any proprietary or confidential information that is the subject of any contract, non-disclosure agreement, or prior work relationship involving any other person or company.

         8.4 During the period of his anticipated employment, he will develop and have access to information related to the business, operations, future plans, processes, specifications, procedures, and research and development that the Employer will want to maintain as proprietary and not disclose publicly. The Employee covenants that during the term of his employment and thereafter he will keep confidential all such information and documents produced by or under his direction, furnished or available to him through any other means in connection with his employment, or to which he may otherwise have access in connection with his employment, and which was not otherwise known to him, and that he will not use such information to the Employer's disadvantage or disclose it to any other person, except to the extent that such information or documents are of thereafter become lawfully obtainable from other sources, are in the public domain through no fault on his part, or are consented to in writing by the Employer. Upon termination of his employment, the Employee shall return to the Employer all documents, records, lists, plans, drawings, layouts, specifications, and other documents which are in his possession, which relate to the Employer, and which are covered hereby.

                                   ARTICLE IX

                                  Termination

         9.1 The Employer may terminate this Agreement for cause by giving written notice of such termination to the Employee, without prejudice to any other remedy to which the Employer may be entitled at law or in equity, including Section 7.1(a); and in such event, all further obligations of the Employer hereunder shall cease and terminate. "Cause" for termination, within the meaning of this Section 9.1, shall include dishonesty of the Employee with respect to the Employer or Holdings or any of its subsidiaries; the unexcused failure, neglect, or refusal by the Employee to perform his duties and responsibilities, despite being apprised of such failure, neglect or refusal and given a reasonable period to correct such problem; willful misfeasance or nonfeasance of duty intended to injure or having the effect of injuring the business or business





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opportunities of the Employer, Holdings, or any of its subsidiaries; or
conviction of the Employee of a crime that materially adversely affects the business of the Employer, Holdings, or any of its subsidiaries, or the Employee's ability to perform his duties and responsibilities as contemplated by this Employment Agreement.

         9.2 If this Agreement is terminated prior to the completion of the original term of employment hereunder, for cause in the manner described in
Section 9.1, the Employee shall be entitled to the compensation earned prior to the date of termination, as provided herein, computed pro rata up to and including the date of termination.

         9.3 Should employment be terminated without cause by the Employer, the Employee shall be entitled to all of his compensation set forth herein, subject only to the Employee's reasonable duty to mitigate his damages, and provided that compensation payable to Employee by the Employer will be reduced on a dollar for dollar basis to the extent of any pre-tax compensation received by Employee from any competitor of the Employer. If employment is terminated by the Employee for any other reason, the Employee shall not be entitled to further compensation hereunder.

                                   ARTICLE X

                            Miscellaneous Provisions

         10.1 Any notices to be given under this Agreement by either party to the other shall be in writing and may be effected either by personal delivery or by mail, registered or certified, postage prepaid, with return receipt requested. All notices and communications required or permitted to be given hereunder shall be given as follows:

         If to the Employer, to:           Steel Dynamics, Inc.
                                           2780 Waterfront Parkway, East Drive
                                           Suite 325
                                           Indianapolis, IN  46214
                                           Attention:  President

         If to the Employee, to:           Tracy L. Shellabarger
                                           7439 Cherryhill Drive
                                           Indianapolis, IN  46254

or to such other address as either party shall have furnished to the other by like notice. Notices shall be effective as of the third business day subsequent to posting or, if earlier, at the time of actual personal service.

         10.2 This Agreement supersedes all other oral and written agreements between the parties with regard to the Employer's employment of the Employee, and this Agreement contains





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all of the covenants and agreements between the parties with regard to employment hereunder. There are no promises, representations, conditions, provisions, or terms relating thereto other than those set forth in this Agreement.

         10.3 Based upon and subject to the correctness of the Employee's representations and warranties to the Employer as set forth in Section 8.3, and in Employee's Pre-Employment Application, the Employer hereby agrees that in the event of any claims made against the Employee by any prior employer, including any litigation that may occur as a result thereof, or against the Employer and the Employee, and in which the claim is made that the Employee and/or the Employer has violated or is violating any agreement, undertaking, or covenant to which the Employee is or was a party and by which the Employee is bound, the Employer will provide the Employee with a defense against any such claim or litigation, including attorney fees, expenses, and other costs of defense; and the Employer will indemnify and hold the Employee harmless from and against any damages, costs, and attorney fees, or amounts paid in settlement of any such claims; provided, however, that this indemnity and hold harmless agreement shall not apply to any award for punitive damages nor to the extent that the Employee is found to have misappropriated any trade secrets, violated any such agreement, or misappropriated proprietary documents.

         10.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

         10.5 No waiver by any party of any provision of this Agreement shall be deemed a waiver by such party of such provision in any other instance or a waiver of any other provision hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    EMPLOYER:

                                    STEEL DYNAMICS, INC.

                                    BY:  /S/ Keith Busse
                                    -------------------------------------
                                         KEITH BUSSE, President

                                    DATE:  July _______, 1994






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                                    HOLDINGS:

                                    STEEL DYNAMICS HOLDINGS, INC.

                                    BY:  /S/ Keith Busse
                                       -------------------------------------
                                         KEITH BUSSE, President

                                    DATE:  July ______, 1994


                                    EMPLOYEE:


                                         /S/ Tracy L. Shellabarger
                                    ------------------------------------------
                                         TRACY L. SHELLABARGER

                                    DATE:  July ______, 1994






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                                   EXHIBIT A

                                PROMISSORY NOTE

$750,000                                                Indianapolis, Indiana
                                                        July ______, 1994


         For value received, ______________________ ("Purchaser") promises to pay to the order of Steel Dynamics Holdings, Inc., an Indiana corporation (the "Company"), the aggregate principal sum of $750,000. This Note was issued pursuant to and is subject to the terms of stock purchase provisions of that certain Employment Agreement, dated as of July 26, 1994, between the Company and Purchaser.

         Interest will accrue on the outstanding principal amount of this Note at a rate equal to the lesser of (i) 7% per annum or (ii) the highest rate permitted by applicable law, and shall be payable on July 26 of each year, beginning July 26, 1995.

         The entire principal amount of this note will become due and payable on the earlier to occur of (a) July 26, 1998 or (b) the date Purchaser is no longer employed by the Company or any of its Subsidiaries. This Note may be prepaid in whole or in part without premium or penalty.

         The amounts due under this Note are secured by the Executive's pledge of 10,000 shares of the Company's Common Stock that he purchased in connection herewith.

         In the event Purchaser fails to pay any amounts due hereunder when due, Purchaser shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

         Purchaser, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Notice or release security for this Note, all without in any way affecting the liability of Purchaser hereunder.

         This Note shall be governed by the internal laws, not the laws of conflicts, of the State of Indiana.

                                            /s/ Tracy L. Shellabarger
                                       ------------------------------------
                                       Tracy L. Shellabarger

                                   EXHIBIT B

                             STOCK PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT is made as of July 26, 1994, between Tracy L. Shellabarger ("Pledgor"), and Steel Dynamics Holdings, Inc., an Indiana corporation (the "Company").

         The Company and Pledgor are parties to an Employment Agreement, dated July 26, 1994, pursuant to which Pledgor purchased 10,000 shares of the Company's Common Stock, $.001 par value (the "Pledged Shares"), for an aggregate purchase price of $750,010.00. The Company has allowed Pledgor to purchase the Pledged Shares by delivery to the Company of $10.00 in cash plus a promissory note (the "Note") in the aggregate principal amount of $750,000. This Pledge Agreement provides the terms and conditions upon which the Note is secured by a pledge to the Company of the Pledged Shares.

         NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company to accept the Note as payment for the Pledged Shares, Pledgor and the Company hereby agree as follows:

         1. Pledge. Pledgor hereby pledges to the Company, and grants tot he Company a security interest in, the Pledged Shares as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note.

         2. Delivery of Pledged Shares. Upon the execution of this Pledge Agreement, Pledgor shall deliver to the Company the certificate(s) representing the Pledged Shares, together with duly executed forms of assignment sufficient to transfer title thereto to the Company.

         3. Voting Rights; Cash Dividends. Notwithstanding anything to the contrary contained herein, during the term of this Pledge Agreement until such time as there exists a default in the payment of principal or interest on the Note or any other default under the Note, Pledgor shall be entitled to all voting rights with respect to the Pledged Shares and shall be entitled to receive all cash dividends paid in respect of the Pledged Shares. Upon the occurrence of and during the continuance of any such default, the Company shall retain all such cash dividends payable on the Pledged Shares as additional security hereunder.

         4. Stock Dividends; Distributions, etc. If, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit





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of the Company as additional security for Pledgor's obligations under the Note and shall promptly deliver such additional security to the Company together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Shares hereunder.

         5. Default. If Pledgor defaults in the payment of the principal or interest under the Note as it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note occurs (including the bankruptcy or insolvency of Pledgor), the Company may exercise any and al the rights, powers and remedies of any owner of the Pledged Shares (including the right to vote the shares and receive dividends and distributions with respect to such shares) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of the State of Indiana or otherwise available to the Company under applicable law. Without limiting the foregoing, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Shares at any private sale or public auction, on not less than ten days written notice to Pledgor, at such price or prices and upon such terms as the Company may deem advisable. Pledgor shall have no right to redeem the Pledged Shares after any such sale or assignment. At any such sale or action, the Company may bid for, and become the purchaser of, the whole or any part of the Pledged Shares offered for sale. In case of any such sale, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Note; provided, however, that after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Shares remaining in the hands of the Company.

         6. Payment of Indebtedness and Release of Pledged Shares. Upon payment in full of the indebtedness evidenced by the Note, the Company shall surrender the Pledged Shares to Pledgor together with all forms of assignment.

         7. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of the Company, Pledgor will execute and deliver such further documents and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Pledge Agreement.

         8. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9. No Waiver; Cumulative Remedies. The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent





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therein set forth.  A waiver by the Company, and then only to the extent hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right or further exercise thereof of the exercise of any right, power or privilege. The rights and remedies herein provided are cumulative and may be exercise singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         10. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the pledgor hereunder shall together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Indiana.

         IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.



                                            /s/ Tracy L. Shellabarger
                                       -----------------------------------
                                       Tracy L. Shellabarger


                                       STEEL DYNAMICS HOLDINGS, INC.

                                              /s/ Keith Busse
                                       BY
                                         ---------------------------------
                                       ITS
                                           -------------------------------






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